LETTER AMENDMENT TO NOTE

                               December 14, 1995



Mr. Joel Aaseby
AmeriKing Colorado Corporation I, a Delaware corporation
2215 Enterprise Drive
Westchester, IL  60154


Dear Mr. Aaseby:

                  Reference is hereby made to that certain Loan and Security Agreement dated as of November 29, 1995 (the "Loan Agreement") between you and Franchise Acceptance Corporation Limited ("FACL") and the promissory note issued pursuant thereto (the "Note"). FACL has assigned all of its interest in the Loan Agreement and the Note to Citicorp North America, Inc. as Investor Agent ("Citicorp"). Any capitalized terms used in this Letter Amendment and not defined herein shall have the same meanings as designated in the Loan Agreement.

                  It is hereby agreed by you and Citicorp as follows:

                  Effective as of the date of this Letter Amendment (the "Effective Date"), the Note is hereby amended to provide that the Payment Date is the 25th day of each month.

                  On and after the Effective Date, each reference in each Note to "this Note", "hereunder", "hereof" or words of like import referring to the Note, shall mean and be a reference to the Note as amended by this Letter Agreement. Each Note, as amended by this Letter Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

                  Please indicate your agreement to the terms and provisions hereof by executing and returning at least one counterpart of this Letter Amendment to Citicorp North America, Inc., Attention of CSOF Program Manager in the envelope provided.

This Letter Amendment shall become effective as of the Effective Date upon execution by you, and Citicorp.







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                  This Letter Amendment may be executed in any number of
counterparts and by any combination of the parties hereto in separate counterparts, each of which counterpart shall be an original and all of which when taken together shall constitute one and the same Letter Amendment.


            Very truly yours,

            CITICORP NORTH AMERICA, INC.,
            as Investor Agent

            By: /s/Bryan B. Sievert
                ____________________
                   Bryan B. Sievert
                   Vice President


Agreed as of the date
first above written:


AmeriKing Colorado Corporation I,
a Delaware corporation


By:         /s/
            ______________________

Print Name: /s/
            ______________________

Title:      /s/
            ______________________